                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermo BioAnalysis Corporation:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 13, 1996